Contact:	Jim Sheehan SeaChange PR 1-978-897-0100 x3064 jim.sheehan@schange.com	Martha Schaefer SeaChange IR 1-978-897-0100 x3030 martha.schaefer@schange.com

SEACHANGE BOARD MEMBER OFFERS RESIGNATION

Offer Under Consideration by Board

ACTON, Mass. (October 21, 2010) – SeaChange International, Inc. (NASDAQ: SEAC), a leading provider of software and hardware solutions for video-on-demand (VOD) television, today announced that ReiJane Huai, a member of the Board of Directors, offered his resignation, acceptance of which is currently under consideration by the SeaChange Board of Directors, and he will not participate in any Board activities pending such consideration.  This action, as required by SeaChange’s corporate governance guidelines, follows Mr. Huai’s resignation as President, Chief Executive Officer and Chair of FalconStor Software, Inc.

About SeaChange International
SeaChange International (NASDAQ: SEAC) is a global leader in multi-screen video and one of the largest software companies worldwide.  The Company provides innovative, Emmy award-winning solutions and services for back office, advertising, content, in-home devices and broadcast to hundreds of media companies, such as Comcast, Virgin Media, AT&T, Hutchison Whampoa, Vodacom and DISH Network.  Headquartered in Acton, Massachusetts, SeaChange has product development, support and sales offices around the world. Visit www.schange.com.

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